UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015
Kraft Foods Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 12, 2015, Kraft Foods Group, Inc. (“Kraft”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an anticipated blackout period under Kraft’s 401(k) savings plans (the “401(k) Plans”). The blackout period for the 401(k) Plans will be implemented in connection with the anticipated closing of the previously announced transaction (the “Merger”) with H.J. Heinz Holding Corporation (“Heinz”) in accordance with the Agreement and Plan of Merger, dated March 24, 2015, among Kraft, Heinz, and two wholly owned subsidiaries of Heinz, Kite Merger Sub Corp. and Kite Merger Sub LLC, to create The Kraft Heinz Company (“Kraft Heinz”). The blackout period will be necessary to ensure that all transactions in Kraft common stock in the Kraft Foods Group Stock Fund under the 401(k) Plans are fully completed before the effective time of the Merger and the administrator of the 401(k) Plans can process the exchange of Kraft common stock for Kraft Heinz common stock.
On June 9 and 10, 2015, Kraft and Heinz announced that the closing conditions related to antitrust clearance in the U.S. and Canada have been satisfied, and the closing of the Merger remains subject to approval by Kraft shareholders and other customary closing conditions. Kraft will hold a special meeting of shareholders to vote on the Merger on July 1, 2015. Additional information concerning the proposed Merger and the special meeting is included in the definitive Proxy Statement/Prospectus, which was filed with the Securities and Exchange Commission on June 2, 2015 and mailed to Kraft shareholders who are entitled to vote on the proposal. While there are other customary closing conditions in the merger agreement, if Kraft’s shareholders approve the proposed Merger on July 1, Kraft would expect to close the Merger a few business days after the meeting (the date of the closing of the Merger hereafter referred to as the “Closing Date”).
Participants in the 401(k) Plans have been advised that if the Merger is completed as expected, there will be a blackout period when participants will be unable to direct or diversify investments, process an exchange or rollover, request a loan, withdrawal or distribution, or engage in other activities with respect to amounts in their accounts that are invested in the Kraft Foods Group Stock Fund, after 3:00 p.m. Central time one business day prior to the Closing Date. As of the closing of the Merger, the Kraft Foods Group Stock Fund will be eliminated and a new employer stock investment fund called the Kraft Heinz Stock Fund will added to the 401(k) Plans.
The blackout period is currently expected to end no later than three or four business days following the Closing Date, but could end later. Because the 401(k) Plans include the Kraft Foods Group Stock Fund as an investment option, on June 18, 2015, in accordance with Section 306 of The Sarbanes--Oxley Act of 2002 and Rule 104 under Securities and Exchange Commission Regulation BTR, Kraft sent a separate notice (the “Insider Notice”) to its directors and executive officers informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period.
During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period. This information is available by calling the Kraft Foods Retirement and Savings Plan Center at Fidelity at 1-877-208-0782. In addition, you may contact Kraft’s Corporate Secretary at Three Lakes Drive, Northfield, IL 60093 or via telephone at (847) 646-2000 regarding questions you may have about the blackout period.
A copy of the Insider Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions dated June 18, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: June 18, 2015	By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary